EXHIBIT 24

                       POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS that each person whose signa-ture appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres, Dennis K. Morgan and David J. Kvapil, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place and stead in executing the Registration Statement on Form S-8 and any amendments thereto, and filing said Registration Statement, together with all exhibits thereto and any other documents connected therewith, with the Securities and Exchange Commission for the purpose of registering the securities offered pursuant to the Employee Stock Bonus Program of Southern Union Company.

Dated:    December 18, 1997


JOHN E. BRENNAN                     GEORGE L. LINDEMANN
---------------                     -------------------
John E. Brennan                     George L. Lindemann



FRANK W. DENIUS                     ROGER J. PEARSON
---------------                     ----------------
Frank W. Denius                     Roger J. Pearson



AARON I. FLEISCHMAN                 GEORGE W. ROUNTREE, III
-------------------                 -----------------------
Aaron I. Fleischman                 George W. Rountree, III



PETER H. KELLEY                     DAN K. WASSONG
---------------                     --------------
Peter H. Kelley                     Dan K. Wassong



ADAM M. LINDEMANN                   KURT A. GITTER, M.D.
-----------------                   -------------------
Adam M. Lindemann                   Kurt A. Gitter